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                                                                 Exhibit 10.34A


                              Amended and Restated
                                 PROMISSORY NOTE


$1,816,700                                                     November 21, 2000


                  FOR VALUE RECEIVED, RICHARD S. MILLER (the "MAKER"), hereby promises to pay to OPUS360 CORPORATION (the "PAYEE"), the principal amount of ONE MILLION EIGHT HUNDRED SIXTEEN THOUSAND SEVEN HUNDRED ($1,816,700) on March 23, 2003, in such coin or currency of the United States of America as at the time of payment shall be legal tender therein for the payment of public and private debts, and to pay interest on the unpaid principal amount from time to time outstanding hereunder at the rate of 7.00% per annum, compounded annually based on a year of 360 days. Such interest shall be payable on March 23, 2003. In addition, overdue amounts shall be added to principal and the Maker promises to pay additional interest at 2.00% per annum (to the extent permitted by law) on overdue amounts, from the due date thereof until the obligation of the Maker with respect to the payment thereof shall be discharged.

                  This Amended and Restated Promissory Note (as amended or otherwise modified from time to time, the "NOTE") is the Note referred to in the Amended and Restated Pledge Agreement dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the "PLEDGE AGREEMENT"), between the Maker and the Payee. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Pledge Agreement. This Note is issued to re-evidence the unpaid principal portion of the loan of the sum of $1,538,000 by the Payee to the Maker as of March 23, 2000 that was previously evidenced by that certain Secured Full-Recourse Promissory Note dated March 23, 2000 (the "Prior Note"), together with an additional loan amount of $278,700 made as of the date hereof by Payee to Maker. This Note is an amendment, restatement and renewal of the Prior Note and Maker's obligation to pay interest accrued under the Prior Note on the principal amount outstanding thereunder through the date hereof shall continue until satisfied. In all other respects the obligations of Maker under the Prior Note shall be superseded by this Note and the Amended and Restated Pledge Agreement.

                  Recourse of Payee for the payment of Maker's obligations under this Note shall be limited to the Pledged Collateral that secures this Note pursuant to the Pledge Agreement and the Payee shall have no recourse against any other assets of Maker for any payment due hereunder.

                  The Maker may, at his sole option, at any time and from time to time prepay this Note, without penalty, in whole or in part, together with interest on the principal amount so prepaid to the date of such prepayment.

                  With respect to each cash dividend or distribution or other cash payment paid on or with respect to the Pledged Collateral which secures this Note pursuant to the Pledge Agreement (including, but not limited to, the proceeds of any sale, transfer or other disposition of the Pledged Collateral) (each, a "DISTRIBUTION"), the Maker shall make a mandatory prepayment (each, a "MANDATORY PREPAYMENT") of the amount of such Distribution, less an amount equal to (i) the taxable income allocable to the Maker with respect to such Distribution (before excluding any such amount), multiplied by (ii) the combined maximum federal, state, and local tax rate applicable to an individual domiciled in Morristown, New Jersey with respect to such taxable income (taking into account the deductibility of state and local income tax for federal income tax purposes). Each such Mandatory Prepayment shall be due and payable immediately upon receipt by the Maker of the related Distribution and shall be applied by the Payee as set forth in
Section 9 of the Pledge Agreement.

                  The Payee shall be entitled to the rights and security granted by the Maker to the Payee pursuant to the Pledge Agreement.

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                  Payment of the principal of and interest on this Note shall be made in immediately available funds (whether by delivery of cash or a certified check or a wire transfer) in accordance with the written payment instructions furnished by the holder of this Note to the Maker from time to time. In the absence of such written instructions, payment shall be made by delivery of cash or a certified check at the principal executive office of the holder of this Note.

                  Should the principal of or interest on this Note become due and payable on other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day, and interest shall be payable thereon at the rate per annum herein specified during such extension. As used herein, the term "BUSINESS DAY" means any day, other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

                  In case of the occurrence of any of the following events (each, an "EVENT OF DEFAULT"):

                           (i) default shall be made in the payment of principal of or interest on this Note, when and as the same shall become due and payable, whether at the due date thereof, pursuant to a Mandatory Prepayment, by acceleration hereof or otherwise;

                           (ii) the Maker shall (A) apply for or consent to the appointment of a receiver, trustee or liquidator, (B) admit in writing his inability to pay his debts as they mature, (C) make a general assignment for the benefit of creditors, (D) be adjudicated a bankrupt or insolvent, (E) file a voluntary petition, or have filed against him a petition in bankruptcy or petition or answer seeking a reorganization or an arrangement with his creditors, or
         (F) take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute or file an answer admitting the material allegations of a petition filed against him in any proceeding under any such law;

                           (iii) an order, judgment or decree shall be entered, without the application, approval or consent of the Maker, by any court of competent jurisdiction, approving a petition seeking reorganization of the Maker, or appointing a receiver, trustee or liquidator for the Maker;

                           (iv) the Maker shall become or be in default under the provisions of this Note or in material default under the provisions of (A) the Pledge Agreement, (B) the Amended and Restated Employment Agreement dated as of February 2, 2000, between the Payee and the Maker (as amended, supplemented or otherwise modified from time to time, the "EMPLOYMENT AGREEMENT"), or (C) any other material agreement between the Maker and the Payee; or

                           (v) the employment of the Maker with the Payee and its subsidiaries (whether pursuant to the Employment Agreement or otherwise) shall terminate or be terminated;

then, (1) in the case of CLAUSES (i), (iv) and (v) of this Note, the holder of this Note may, upon written notice to the Maker or his estate or executor, declare this Note to be forthwith due and payable, whereupon this Note shall become forthwith due and payable, both as to principal and interest, without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived, and (2) in the case of CLAUSES (ii) and (iii) of this Note, this Note shall forthwith become due and payable both as to principal and interest, automatically without any action on the part of the holder hereof and without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived.

                  The provisions hereof shall be binding upon and inure to the benefit of the holder of this Note and its successors and assigns. This Note may not be assigned or transferred by the Maker.

                  The Maker agrees to pay all costs of collection, including reasonable attorneys' fees, incurred by the holder of this Note in collecting or enforcing this Note, whether in connection with a reorganization, bankruptcy or other similar proceeding or upon default.


                  This Note shall be governed by the laws of the State of New York applicable to contracts made and to be performed therein.

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                                                     /s/ Richard S. Miller
                                                     ---------------------------
                                                     Richard S. Miller


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